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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts", in the headnotes to the summary financial and operating data, the selected financial and operating data and to the use of our report dated January 27, 2001 in the Registration Statement (Form S-1) and related Prospectus of Union Drilling, Inc. for the registration of shares of its common stock.


/s/ Ernst & Young LLP
-------------------------
    Ernst & Young LLP


Pittsburgh, Pennsylvania
July 27, 2001